EXHIBIT 99.1
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q2 Revenue Up 12% Over Q2 2004
     SAN JOSE, Calif.—July 27, 2005—Cadence Design Systems, Inc. (NYSE: CDN) (Nasdaq: CDN) today reported second quarter, 2005 revenue of $321 million, an increase of 12 percent over the $287 million reported for the same period last year. On a GAAP basis, Cadence® recognized net income of $0.5 million, or $0.00 per share in the second quarter of 2005, compared to $4 million, or $0.01 per share, in the same period last year.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes, as applicable, amortization of intangible assets and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses, non-recurring executive severance payments, restructuring charges and equity in losses (income) from investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on our non-GAAP measure.
     Using this non-GAAP measure, net income in the second quarter 2005 was $53 million, or $0.17 per share on a fully diluted basis as compared to $42 million,

or $0.14 per share on a fully diluted basis, in the same period last year.
     “We saw good growth in both our global accounts and geographic regions during the second quarter, confirming for us that both our technologies and our strategies are well positioned to help all types of customers meet their market demands,” said Mike Fister, president and CEO of Cadence Design Systems, Inc. “We are looking forward to CDNLive!, our new expanded user group meeting in September, where we will share more about our new technology and products with our customers.”
     Added Bill Porter, senior vice president and chief financial officer: “Once again in the second quarter, we saw good results across our product portfolio with particular strength in custom IC as well as digital and verification. Our diversified portfolio is a significant driver of our consistent results.”
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations that may be completed after July 27, 2005.
Business Outlook
     For the third quarter of 2005, the company expects total revenue in the range of $320 million to $330 million. Third quarter GAAP earnings per fully diluted share are expected to be in the range of $0.05 to $0.07. Diluted earnings per share using the non-GAAP measure defined below are expected to be in the range of $0.18 to $0.20.
     For the full year 2005, the company expects total revenue in the range of $1.275 billion to $1.315 billion. On a GAAP basis, net income per fully diluted share for fiscal 2005 is expected in the range of $0.21 to $0.27. Using the non-GAAP measure defined below, fully diluted earnings per share for fiscal 2005 are expected to be in the range of $0.75 to $0.81.
     A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to the non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled
     Cadence Design Systems, Inc.’s Mike Fister, president and chief executive officer, and Bill Porter, chief financial officer, will host a second quarter 2005 financial results audio webcast today, July 27, 2005, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 27, 2005 at 5 p.m. Pacific time and ending at 5 p.m. Pacific time on August 3, 2005. Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence (NYSE and NASDAQ:CDN) enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to make advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence reported 2004 revenues of approximately $1.2 billion, and has approximately 5,000 employees. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
     Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s second quarter 2005 results, those contained in the Business Outlook section above and the statements by Mike Fister and Bill Porter include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires.

     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended January 1, 2005, and the quarterly report on Form 10-Q for the quarter ended April 2, 2005.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges), non-recurring executive severance payments and equity in losses (income) from investments. Intangible assets consist primarily of purchased technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful in measuring Cadence’s operations to exclude amortization of intangibles, deferred compensation, in-process research and development and acquisition-related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. Management believes that it also is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past several years. As a result, in 2001, 2002 and 2003, Cadence’s GAAP statements of operations have included significant charges relating to such restructurings. Cadence believes that in measuring its operations it is useful to exclude such restructuring costs because the company’s level of restructuring activities is expected to significantly decrease in the foreseeable future. Management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these costs are not part of the company’s direct cost of operations. Rather, these are non-operating costs that are included in other income (expense) and are part of the company’s investment activities.
     Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods shown below:

Statement of Operations Reconciliation	Quarter Ended
	July 2, 2005	July 3, 2004
(in thousands)
Net income on a GAAP basis	$483	$3,803
Amortization of acquired intangibles	29,862	26,394
Deferred compensation	8,635	8,028
Restructuring and other charges	13,514	2,929
In-process research and development charges	9,400	7,000
Non-recurring executive severance payments	3,213	—
Integration and acquisition-related costs	1,751	792
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	4,844	6,273
Income tax effect of non-GAAP adjustments	(18,243)	(13,655)
Net income on a non-GAAP basis	$53,459	$41,564

Statement of Operations Reconciliation per
Share	Quarter Ended
	July 2, 2005	July 3, 2004
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.00	$0.01
Amortization of acquired intangibles	0.10	0.09
Deferred compensation	0.03	0.03
Restructuring and other charges	0.04	0.01
In-process research and development charges	0.03	0.02
Non-recurring executive severance payments	0.01	—
Integration and acquisition-related costs	0.01	—
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	0.02	0.02
Income tax effect of non-GAAP adjustments	(0.07)	(0.04)
Diluted net income per share on a non-GAAP basis	$0.17	$0.14
Shares used in calculation of diluted net income per share —GAAP	310,822	305,482
Shares used in calculation of diluted net income per share —non-GAAP (A)	310,822	305,482

(A)	Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.
Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or amortization of deferred compensation or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, deferred compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
Though Cadence management finds its non-GAAP measure useful in evaluating the performance of Cadence’s business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures in conjunction with GAAP earnings and earnings per share measures, to address these limitations.
Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of performance, and an additional base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into our financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 16, 2005, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence’s business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2005 Earnings Release is published, currently scheduled for October 26, 2005.

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 2, 2005 and January 1, 2005
(In thousands)

	July 2, 2005	January 1, 2005
	(Unaudited)
Current Assets:
Cash and cash equivalents	$543,555	$448,517
Short-term investments	22,951	144,491
Receivables, net of allowance for doubtful accounts of $12,734 and $12,734, respectively	297,252	384,114
Inventories	22,089	20,481
Prepaid expenses and other	82,293	72,312

Total current assets	968,140	1,069,915
Property, plant and equipment, net of accumulated depreciation of $518,087 and $498,424, respectively	353,541	390,367
Goodwill	1,237,906	995,065
Acquired intangibles, net	202,043	195,655
Installment contract receivables	68,034	96,038
Other assets	234,205	242,799

Total Assets	$3,063,869	$2,989,839

Current Liabilities:
Accounts payable and accrued liabilities	$257,953	$277,992
Current portion of deferred revenue	283,275	270,966

Total current liabilities	541,228	548,958

Long-term Liabilities:
Long-term portion of deferred revenue	21,711	20,847
Convertible notes	420,000	420,000
Other long-term liabilities	309,009	300,064

Total long-term liabilities	750,720	740,911

Stockholders’ Equity	1,771,921	1,699,970

Total Liabilities and Stockholders’ Equity	$3,063,869	$2,989,839

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters and Six Months Ended July 2, 2005 and July 3, 2004
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2005	2004	2005	2004
Revenue:
Product	$201,844	$165,286	$375,253	$320,023
Services	29,386	37,253	61,829	69,617
Maintenance	89,681	84,540	176,366	163,163

Total revenue	320,911	287,079	613,448	552,803

Costs and Expenses:
Cost of product	22,161	15,043	44,094	33,557
Cost of services	23,283	23,295	45,771	46,394
Cost of maintenance	14,882	13,465	29,149	27,170
Marketing and sales	86,572	80,172	166,266	161,395
Research and development	91,418	91,090	181,804	178,241
General and administrative	36,183	20,125	62,116	40,129
Amortization of acquired intangibles	14,677	16,021	25,288	31,931
Deferred compensation	8,635	8,028	19,992	12,061
Restructuring and other charges	13,514	2,929	31,003	8,364
Write-off of acquired in-process technology	9,400	7,000	9,400	7,000

Total costs and expenses	320,725	277,168	614,883	546,242

Income (loss) from operations	186	9,911	(1,435)	6,561
Interest expense	(1,345)	(1,699)	(2,726)	(3,256)
Other income (expense), net	2,182	(3,461)	6,689	(9,779)

Income (loss) before provision (benefit) for income taxes	1,023	4,751	2,528	(6,474)
Provision (benefit) for income taxes	540	948	1,022	(1,522)

Net income (loss)	$483	$3,803	$1,506	$(4,952)

Basic net income (loss) per share	$0.00	$0.01	$0.01	$(0.02)

Diluted net income (loss) per share	$0.00	$0.01	$0.01	$(0.02)

Weighted average common shares outstanding	277,000	272,362	275,603	272,210

Weighted average common and potential common shares outstanding — assuming dilution	310,822	305,482	309,506	272,210

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 2, 2005 and July 3, 2004
(In thousands)
(Unaudited)

	Six-Months Ended
	July 2,	July 3,
	2005	2004
Cash and Cash Equivalents at Beginning of Period	$448,517	$309,175
Cash Flows from Operating Activities:
Net income (loss)	1,506	(4,952)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	95,405	92,870
Deferred compensation	19,992	12,061
Equity in loss from investments, net	4,704	12,370
Gain on investments, net	(11,422)	(3,206)
Write-down of investment securities	7,106	1,924
Write-off of acquired in-process technology	9,400	7,000
Non-cash restructuring and other charges	1,874	—
Proceeds from the sale of receivables	111,452	5,149
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	(23)	1,268
Other non-cash items	(48)	(263)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	61,070	(174)
Inventories	(245)	(7,218)
Prepaid expenses and other	(1,053)	(5,968)
Installment contract receivables	(60,062)	43,741
Other assets	265	1,050
Accounts payable and accrued liabilities	(38,737)	(12,789)
Deferred revenue	11,503	1,885
Other long-term liabilities	(16,269)	16,272

Net cash provided by operating activities	196,418	161,020

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	13,068	3,557
Proceeds from sale of short-term investments	289,225	279,760
Purchases of short-term investments	(180,975)	(301,360)
Proceeds from the sale of long-term investments	4,715	6,942
Proceeds from sale of property, plant and equipment	33,625	3,625
Purchases of property, plant and equipment	(33,261)	(33,688)
Purchases of software licenses	—	(650)
Investment in venture capital partnerships and equity investments	(6,934)	(13,417)
Cash paid in business combinations, net of cash acquired	(277,441)	(96,803)

Net cash used for investing activities	(157,978)	(152,034)

Cash Flows from Financing Activities:
Principal payments on capital leases	(51)	(321)
Payment of convertible notes issuance costs	—	(1,920)
Proceeds from issuance of common stock	51,915	45,866
Purchases of treasury stock	—	(69,846)

Net cash provided by (used for) financing activities	51,864	(26,221)

Effect of exchange rate changes on cash and cash equivalents	4,734	831

Increase (decrease) in cash and cash equivalents	95,038	(16,404)

Cash and Cash Equivalents at End of Period	$543,555	$292,771

Cadence Design Systems, Inc.
As of July 27, 2005
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income per Share
(Unaudited)

	Quarter ended	Year ended
	October 1, 2005	December 31, 2005
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.05 to $0.07	$0.21 to $0.27
Amortization of intangible assets	0.09	0.33
Deferred compensation expense	0.03	0.12
Restructuring and other charges	0.01	0.10
In-process research and development charges	—	0.03
Non-recurring executive severance payments	0.01	0.02
Integration and other acquisition-related expenses	—	0.02
Equity in losses from investments	0.01	0.04
Tax effect	(0.02)	(0.12)

Diluted net income per share on a non-GAAP basis	$0.18 to $0.20	$0.75 to $0.81

Cadence Design Systems, Inc.
As of July 27, 2005
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Quarter ended	Year ended
	October 1, 2005	December 31, 2005
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$17 to $23	$64 to $83
Amortization of intangible assets	28	105
Deferred compensation expense	11	38
Restructuring and other charges	2	34
In-process research and development charges	—	9
Non-recurring executive severance payments	3	7
Integration and other acquisition-related expenses	1	4
Equity in losses from investments	2	12
Tax effect	(8)	(38)

Net income on a non-GAAP basis	$56 to $62	$235 to $254

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2003					2004					2005
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
North America	55%	54%	59%	64%	58%	53%	57%	56%	45%	52%	46%	49%
Europe	17%	15%	19%	16%	17%	16%	19%	20%	30%	22%	16%	17%
Japan	20%	22%	13%	13%	17%	22%	14%	15%	14%	16%	30%	25%
Asia	8%	9%	9%	7%	8%	9%	10%	9%	11%	10%	8%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2003					2004					2005
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification	20%	18%	18%	20%	19%	20%	20%	18%	19%	19%	20%	19%
Digital IC Design	24%	22%	27%	20%	23%	25%	21%	24%	27%	24%	26%	23%
Custom IC Design	27%	28%	27%	27%	27%	27%	24%	27%	27%	27%	24%	31%
Design for Manufacturing	9%	10%	7%	13%	10%	6%	9%	12%	8%	9%	9%	9%
System Interconnect	8%	9%	8%	10%	9%	10%	9%	8%	9%	9%	10%	9%
Services & Other	12%	13%	13%	10%	12%	12%	17%	11%	10%	12%	11%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance